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                                                                    EXHIBIT 23.a

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-27765 and 333-36477) and Form S-8 (Nos. 33-28142, 33-42229, 333-30867, 333-64573, 333-74815, and 333-37338) of Masco
Corporation of our report dated February 16, 2000, except as to the Segment Information Note which is as of October 24, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statements on Form S-3.

PricewaterhouseCoopers LLP

Detroit, Michigan
November 1, 2000